Exhibit 99.1

Two Harbors Investment Corp. Announces First Quarter 2013 Dividend,

Special Dividend of Silver Bay Common Stock, and

Certain Adjustments to its Outstanding Warrants

New York, March 18, 2013 – Two Harbors Investment Corp. (NYSE: TWO; NYSE MKT: TWO.WS) today announced that its board of directors has declared a quarterly dividend of $0.32 per share of common stock for the first quarter of 2013 as well as a special dividend to distribute the company’s shares of Silver Bay Realty Trust Corp. (“Silver Bay”) common stock. The company also announced certain adjustments to the terms of its outstanding warrants as a result of the special dividend of Silver Bay common stock.

First Quarter 2013 Dividend

The company’s board of directors declared a quarterly dividend of $0.32 per share of common stock for the first quarter of 2013 (the “Quarterly Dividend”). The Quarterly Dividend is payable on April 24, 2013 to common stockholders of record at the close of business on April 2, 2013. Two Harbors distributes dividends based on a number of considerations, including its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings are expected to differ principally because of differences in discount accretion and premium amortization, certain non-taxable unrealized and realized gains and losses on derivatives, and non-deductible general and administrative expenses.

Special Dividend of Silver Bay Common Stock

Two Harbors previously announced it received 17,824,647 shares of Silver Bay common stock, par value $0.01 per share (the “Silver Bay Common Stock”), in exchange for contributing its portfolio of over 2,200 single family homes to Silver Bay concurrent with the closing of Silver Bay’s initial public offering in December of 2012. Silver Bay’s common stock is listed on the New York Stock Exchange under the symbol “SBY.”

The special committee of the company’s board of directors has declared a special dividend (the “Stock Dividend”) pursuant to which the Silver Bay Common Stock will be distributed, on a pro rata basis, to Two Harbors stockholders of record at the close of business on April 2, 2013 (the “Record Date”). As of March 17, 2013, there were 300,722,420 shares of company common stock issued and outstanding.

“We are pleased to announce the distribution of the Silver Bay Common Stock. This special dividend fulfills our stated intention for this investment,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “Optimization of shareholder value is always our primary organizational objective. We believe Two Harbors’ stockholders are best served by this distribution and this allows them the opportunity to determine their desired level of exposure to this emerging asset class.”

American Stock Transfer & Trust Company, LLC will serve as the distribution agent for the Stock Dividend. Following the Record Date, the company will work with the distribution agent and the company’s transfer agent to calculate the distribution ratio for the Stock Dividend, and issue a subsequent press release to report the final distribution ratio. The distribution of the Stock Dividend is expected to occur on or about April 24, 2013.

Fractional shares of Silver Bay Common Stock will not be distributed as part of the Stock Dividend. Instead, as soon as practicable after the distribution date for the Stock Dividend, the distribution agent will aggregate all fractional shares of Silver Bay Common Stock into whole shares and sell those shares in the open market at prevailing market prices and distribute the aggregate net cash proceeds of those sales pro rata to each holder who otherwise would have been entitled to receive a fractional share as a result of the Stock Dividend.

The company intends to distribute cash in 2013 that is equal to its current and accumulated earnings and profit through December 31, 2013 (which includes the company’s annual 2013 taxable income), in addition to distributing the Silver Bay Common Stock. We expect that the cumulative quarterly 2013 distributions of cash and Silver Bay Common Stock that are in excess of the current and accumulated earnings and profit will be treated as a “nondividend distribution” for U.S. federal income tax purposes, which will have the effect of reducing the basis of a shareholder’s shares of Two Harbors common stock. If a stockholder has fully recovered his, her or its basis in their Two Harbors common stock, a nondividend distribution may be treated as a capital gain.

We expect that each quarterly distribution during 2013 will be characterized for tax purposes as having the same percentage allocation that is designated as ordinary, capital gain, and nondividend distribution. The percentage allocation is based on the total cash and the fair market value of property distributed relative to the annual 2013 taxable income. Therefore, the nondividend distribution component will be allocated on a Form 1099 for federal income tax purposes to each dividend paid during 2013.

The U.S. federal income tax treatment of holding our common stock to any particular stockholder will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to you, in light of your particular investment or tax circumstances, of acquiring, holding and disposing of Two Harbors common stock.

Certain Adjustment to Outstanding Warrants

Under the terms of the warrant agreement governing the company’s warrants, the Stock Dividend requires an adjustment to (1) the exercise price payable upon exercise of the warrants (currently $11.00 per warrant share), and (2) the number of shares of company common stock issuable upon exercise of the warrants and payment of the exercise price therefore (currently, one share of common stock per warrant share exercised) (together, the “Warrant Adjustments”). Calculation of the Warrant Adjustments is determined based on, among other things, the closing price of the company’s common stock on the business day immediately preceding the ex-dividend date for the Stock Dividend and the fair market value of the Stock Dividend to be received for each share of the company’s common stock on the ex-dividend date. Accordingly, the Warrant Adjustments will be calculated following the ex-dividend date and the company will issue a subsequent press release to report the final Warrant Adjustments.

Warrant holders who wish to participate in the Stock Dividend must exercise their warrants, pay the exercise price therefore, and become a stockholder of record of Two Harbors on or before the Record Date for the Stock Dividend. It is important to note that the Warrant Adjustments apply only to those warrants that are not exercised and remain outstanding following the Record Date.

As of March 17, 2013, approximately 11.5 million warrants remained outstanding. The warrants expire on November 7, 2013.

Two Harbors Investment Corp.

Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward looking statements made in this release include, but may not be limited to, expectations around the company’s plans to distribute current and accumulated earnings in 2013, tax treatment and characterization of distributions made by the company in 2013, adjustments to terms of outstanding warrants to purchase the company’s common stock and timing and content of any announcements made with respect thereto.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the company’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning the company or matters attributable to the company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information

Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305, telephone 612-629-2500.

Contact

Investors: July Hugen, Investor Relations, Two Harbors Investment Corp., 612-629-2514, july.hugen@twoharborsinvestment.com.